Registration No. 333-39478

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1588399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219-1800
(Address of Principal Executive Offices)	(Zip Code)

KOPPERS INDUSTRIES, INC. 1998 STOCK OPTION PLAN

KOPPERS INDUSTRIES, INC. 1997 STOCK OPTION PLAN

KOPPERS INDUSTRIES, INC. RESTATED AND AMENDED STOCK OPTION PLAN

(Full title of the plans)

Steven R. Lacy, Esquire

Koppers Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219-1800

(412) 227-2001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1, filed pursuant to the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, hereby deregisters all shares previously registered under the Registration Statement which have not been heretofore sold under the Registration Statement.

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SIGNATURES

KOPPERS INC.

Pursuant to the requirements of the Securities Act of 1933, Koppers Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Pennsylvania, on December 19, 2005.

KOPPERS INC.

/s/ Walter W. Turner
Walter W. Turner
President and Chief Executive Officer

* Robert Cizik	Non-Executive Chairman and Director	December 19, 2005

/s/ Walter W. Turner Walter W. Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2005

/s/ Brian H. McCurrie Brian H. McCurrie	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	December 19, 2005

* Clayton A. Sweeney	Director	December 19, 2005

* Christian L. Oberbeck	Director	December 19, 2005

* David M. Hillenbrand	Director	December 19, 2005

* By:	/s/ Walter W. Turner
Name:	Walter W. Turner
Title:	Attorney-in-fact

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